                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [X]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[X] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          INTERSTATE HOTELS CORPORATION
                (Name of Registrant as Specified In Its Charter)

                     SHANER HOTEL GROUP LIMITED PARTNERSHIP
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
     (1) Title of each class of securities to which transaction applies:

     ---------------------------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:

     ---------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     ---------------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:

     ---------------------------------------------------------------------------
     (5)  Total fee paid:

     ---------------------------------------------------------------------------
[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the file is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     ---------------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

     ---------------------------------------------------------------------------
     (3)  Filing Party:

     ---------------------------------------------------------------------------
     (4)  Date filed:

     ---------------------------------------------------------------------------

Filed by Shaner Hotel Group Limited Partnership
Pursuant to Rule 14a-12 of the Securities Exchange Act of 1934
Subject Company:  Interstate Hotels Corporation



         This filing contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Although Shaner Hotel Group believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it cannot give assurance that its expectations will be obtained. Actual results may differ materially from expectations. Factors which may contribute to differences include matters discussed in Shaner's filings with the Securities and Exchange Commission.

         All written and oral forward-looking statements contained in this filing concerning the proxy solicitation or tender offer, or other matters attributable to Shaner Hotel Group, or any person acting on behalf of Shaner Hotel Group, are expressly qualified in their entirety by the cautionary statements above. Shaner Hotel Group does not undertake any obligation to update any forward-looking statement to reflect circumstances or events which occur after the date the forward-looking statements are made.

         Shaner Hotel Group has filed a preliminary proxy statement dated April 23, 2002, with the Securities and Exchange Commission for the solicitation of proxies for Interstate's 2002 annual meeting of stockholders and will file with the Commission and will furnish to stockholders a definitive proxy statement for that meeting. Stockholders should read the preliminary proxy statement, as well as the definitive proxy statement when it becomes available, because they contain important information. Any proxy solicitation by Shaner Hotel Group will be made only by a written definitive proxy statement filed with the Commission.

         Shaner Hotel Group has made an offer to purchase 2,465,322 shares of Class A Common stock of Interstate Hotels Corporation at $3.00 per share with an expiration date of May 31, 2002, pursuant to an offer to purchase dated April 20, 2002, and a related letter of transmittal, both of which have been filed with the Commission, on the terms and subject to the conditions set forth in that offer to purchase and related letter of transmittal. Shaner's offer is made only by that offer to purchase and related letter of transmittal. Stockholders who desire to tender into Shaner Hotel Group's offer should read that offer to purchase and related letter of transmittal carefully because they contain important information.

         Shaner Hotel Group's preliminary proxy statement filed with the Commission contains important information about Shaner, certain of its executive officers, the directors and certain executive officers of its general partner, and Shaner Hotel Group's proposed nominees for election as directors, each of whom may be deemed to be a participant in a solicitation by Shaner Hotel Group of proxies for Interstate's 2002 annual meting of stockholders, and includes a description of their direct and indirect interest in the matters to be acted upon that meeting. Stockholders may obtain free copies of the preliminary proxy statement, the definitive proxy statement when available, and the offer to purchase and related letter of transmittal, at the Commission's website at http://www.sec.gov. Stockholders may also obtain free copies of these documents from (1) N.S. Taylor & Associates, Inc., 15 North Street, Second Floor, Dover-Foxcroft, Maine 04426, toll-free telephone number 866.470.4500, or
(2) Shaner Hotel Group Limited Partnership, 1965 Waddle Road, State College, Pennsylvania 16803, telephone number 814.234.4460.

         The following is Shaner Hotel Group's Amendment No. 1 to its Schedule 13D filed with the Securities and Exchange Commission on May 8, 2002.

= = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = =

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 SCHEDULE 13D/A
                    Under the Securities Exchange Act of 1934
                                (Amendment No. 1)


                          INTERSTATE HOTELS CORPORATION
                                (Name of Issuer)

Class A Common Stock, $0.01 par value per share                       46088R108
         (Title of class of securities)                            (CUSIP number)


                                 Lance T. Shaner
                                1965 Waddle Road
                        State College, Pennsylvania 16803
                                 (814) 234-4460
            (Name, address and telephone number of person authorized
                     to receive notices and communications)


                                 With a copy to:

                           Leo A. Keevican, Jr., Esq.
                                DKW Law Group, PC
                              USX Tower, 58th Floor
                                600 Grant Street
                         Pittsburgh, Pennsylvania 15219
                                 (412) 355-2600


                                 April 23, 2002
             (Date of event which requires filing of this statement)

If the filing person has previously filed a statement on Schedule 13G to report the acquisition that is the subject of this Schedule 13D, and is filing this schedule because of 'SS''SS'240.13d-1(e), 240.13d-1(f) or 240.13d-1(g), check the following box. [ ]



                         (Continued on following pages)



= = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = =

                               Page 1 of 10 Pages

CUSIP No. 46088R108

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
1.       Names of Reporting Persons.  I.R.S. Identification Nos. of above persons (entities only).

                  Shaner Hotel Group Limited Partnership
                  25-1778539
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
2.       Check the Appropriate Box if a Member of a Group (See Instructions)

         (a)      ..............................................................

         (b)      ..............................................................

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
3.       SEC Use Only .........................................................

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
4.       Source of Funds (See Instructions)  WC

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
5.       Check if Disclosure of Legal Proceedings is Required Pursuant to Items
         2(d) or 2(e)
         .......................................................................

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
6.       Citizenship or Place of Organization  Delaware

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                          7.       Sole Voting Power                  327,500
Number of
Shares                    - - - - - - - - - - - - - - - - - - - - - - - - - - -
Beneficially              8.       Shared Voting Power                    -0-
Owned by Each
Reporting                 - - - - - - - - - - - - - - - - - - - - - - - - - - -
Person With               9.       Sole Dispositive Power             327,500

- - - - - - - -   - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                         10.       Shared Dispositive Power               -0-

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
11.      Aggregate Amount Beneficially Owned by Each Reporting Person  327,500

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
12.      Check if the Aggregate Amount in Row (11) Excludes Certain Shares (See
         Instructions) ........................................................

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
13.      Percent of Class Represented by Amount in Row (11)  5.97%

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
14.      Type of Reporting Person (See Instructions)  PN

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -




                               Page 2 of 10 Pages

ITEM 1.  SECURITY AND ISSUER

         This Amendment No. 1 amends, supplements, and restates the Reporting Person's statement of beneficial ownership on Schedule 13D dated January 4, 2002 (as amended "Schedule 13D/A"), and relates to shares of Class A Common Stock, par value $0.01 per share ("Class A Common Stock"), of Interstate Hotels Corporation (the "Issuer"). The address of the principal executive offices of the Issuer is Foster Plaza Ten, 680 Andersen Drive, Pittsburgh, Pennsylvania 15220.

ITEM 2.  IDENTITY AND BACKGROUND

         The person filing this Schedule 13D/A is Shaner Hotel Group Limited Partnership, a Delaware limited partnership (the "Reporting Person"). The principal business of the Reporting Person is the management and ownership of hotels and motels. The Reporting Person has its principal place of business at 1965 Waddle Road, State College, Pennsylvania 16803.

         The general partner of the Reporting Person is Shaner Operating Corp., a Delaware corporation (the "General Partner"). The principal business of the General Partner is acting as the general partner of the Reporting Person. The General Partner has its principal place of business at 1965 Waddle Road, State College, Pennsylvania 16803.

         The shareholders of the General Partner ("Shareholders"), and the members of its board of directors ("Directors"), are Lance T. Shaner and Frederick J. Shaner, who are brothers. Lance T. Shaner serves as Chairman of the Board and Vice President of the General Partner and as Chairman and CEO of the Reporting Person. Frederick J. Shaner serves as President of the General Partner and of the Reporting Person. Peter K. Hulburt is Vice President-Legal and Secretary of the General Partner and of the Reporting Person. J.B. Griffin serves as Vice President-Finance and Treasurer of the General Partner and of the Reporting Person. These four executive officers of the General Partner are referred to as the "Officers" in this Schedule 13D/A. The business address of the Shareholders, Directors, and Officers is 1965 Waddle Road, State College, Pennsylvania 16803, and all of them are citizens of the United States.

         None of the Reporting Person, the General Partner, the Shareholders, the Directors, or the Officers has, during the last five years (i) been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors), or (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction as a result of which such person was or is subject to a judgment, decree, or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding a violation with respect to such laws.

ITEM 3.  SOURCE AND AMOUNT OF FUNDS OR OTHER CONSIDERATION

         The source of funds used by the Reporting Person for the purchase of the Class A Common Stock was working capital of the Reporting Person. The aggregate amount paid for the Class A Common Stock acquired by the Reporting Person was $523,543.




                               Page 3 of 10 Pages

ITEM 4.  PURPOSE OF TRANSACTION

         As stated in its original Schedule 13D, the Reporting Person originally acquired its shares of Class A Common Stock for investment purposes and in contemplation that the Reporting Person might acquire sufficient shares of the capital stock of the Issuer to permit the Reporting Person to have control over the election of a majority of the members of the Issuer's board of directors.

         Between the date of the original Schedule 13D, January 4, 2002, and April 11, 2002, the Reporting Person twice proposed to the Issuer transactions between the Reporting Person and the Issuer, but both times the Issuer rebuffed the Reporting Person.

         On April 11, 2002, the Reporting Person commenced a cash tender offer to purchase 2,465,322 shares of Class A Common Stock of the Issuer. The following terms of the offer are set forth in the offer to purchase dated April 20, 2002. The offer will expire on Friday, May 31, 2002, or such other date as to which the offer may be extended. The shares of Class A Common Stock sought pursuant to the offer represent 44.92% of the total number of shares of Class A Common Stock issued and outstanding as of April 20, 2002. The Reporting Person and its affiliates currently beneficially own an aggregate of 333,500 shares of Class A Common Stock, or approximately 6.08% of the total of the 5,487,885 shares of Class A Common Stock issued and outstanding as of April 20, 2002. If the offer is successful and the Reporting Person acquires all of the shares sought, it and its affiliates will beneficially own approximately 51% of the issued and outstanding shares of Class A Common Stock.

         As stated in the offer to purchase, the offer is conditioned on, among other things: (i) a minimum of 2,465,322 shares of Class A Common Stock being tendered; and (ii) the preferred stock purchase rights issued under the Issuer's Shareholders Rights Agreement having been redeemed by the board of directors, or the Reporting Person being satisfied, in its reasonable judgment, that the preferred stock purchase rights are invalid or otherwise inapplicable to the offer. If as of the expiration date, more than 2,465,322 shares of Class A Common Stock are validly tendered and not withdrawn, the Reporting Person will only accept for purchase on a pro rata basis 2,465,322 shares. A stockholder may tender any or all shares owned by such stockholder.

         This Schedule 13D/A is neither an offer to purchase shares in connection with the tender offer of the Reporting Person, nor a request for the tender of shares. The Reporting Person's tender offer is being made only by means of the offer to purchase dated April 20, 2002, and the related letter of transmittal.

         On April 24, 2002, the Reporting Person filed preliminary proxy materials with the Securities and Exchange Commission on Schedule 14A. Those materials relate to the 2002 annual meeting of shareholders of the Issuer. The Issuer has not yet publicly announced the date of that meeting or the record date for shareholders entitled to notice of and to vote at the meeting. In its preliminary proxy materials, the Reporting Person indicated that it intends to make two proposals at the meeting, which are more fully described in those materials: (i) To elect two Reporting Person's nominees for election as Class A Common Stock directors; and (ii) to recommend that the Issuer's board of directors remove the impediment to the Reporting




                               Page 4 of 10 Pages

Person's tender offer represented by the Issuer's Shareholders Right Agreement.

         This Schedule 13D/A does not constitute a solicitation of proxies for any meeting of shareholders of the Issuer. Any such solicitation will be made only by definitive proxy materials which meet the requirements of the Securities Exchange Act of 1934, as amended.

         The Reporting Person's tender offer and its proxy solicitation materials, when and if it disseminates definitive proxy solicitation materials to holders of Common Stock of the Issuer, will be independent of each other. A shareholder may tender shares into the offer, or may give a proxy, or may do both, or may do neither.

         The purpose of the Reporting Person's tender offer and its plans for the Issuer following the completion of the offer are best described by repeating that portion of the Reporting Person's offer to purchase dated April 20, 2002, which discusses these issues, as set forth below. That purpose and those plans remain the same whether or not the Reporting Person solicits proxies for the Issuer's 2002 annual shareholder meeting or not, and whether or not the Reporting Person is able to present and have adopted its two proposals noted above.

                  The purpose of this Offer is to increase, through the purchase of Shares, the Purchaser's [Reporting Person's] investment in the Company [Issuer] because we believe in the long-term value of the Company, in the business of owning and operating hotels and motels, and in the synergies and operating efficiencies which may be obtained by a business relationship between the Company and the Purchaser. The Purchaser and its affiliates currently are the beneficial owner of 333,500 Shares, representing approximately 6.08% of the outstanding Shares. The Offer, at a significant premium to the current market price, demonstrates the Purchaser's commitment to the Company. The additional investment will increase the Purchaser's incentive to see that the Shares perform well. This Offer will give the Shareholders an opportunity to sell some of their Shares at a price substantially in excess of the current market price and still retain a significant interest in the future growth of the Company.

                  The Purchaser's current plans for the Company are to complete the Offer, subject to the satisfaction or waiver of important conditions, to exercise the rights of a Class A Common shareholder, and to try to exert influence and control over the management and affairs of the Company. In exercising our rights as a Class A Common shareholder we will vote our shares at shareholder meetings for candidates for membership to the board of directors which may be elected by holders of Class A Common Stock, and on any and all matters on which holders of both classes of Common Stock may vote. The board of directors currently consists of eleven members, five of whom are elected by the holders of Class A Common Stock, one by the holder of Class B Common Stock, and five by the holders of Series A Preferred Stock and the Convertible Notes. (See page 22) The terms of the Class A directors are staggered, with two director seats up for election in 2002, one in 2003, and two in 2004.



                               Page 5 of 10 Pages

                  In addition, following the completion of this Offer, and in accordance with all applicable requirements and restrictions of the Company's articles of incorporation and bylaws, and of applicable law, the Purchaser will consider seeking to accomplish some or all of the following objectives in cooperation with the appropriate persons or entities.

               o Purchase a portion of the outstanding shares of Series B Preferred Stock of the Company and encourage the Company to purchase back the remaining portion of those shares.

               o Encourage the Company to retire any and all outstanding 8.75% Subordinated Convertible Notes due 2007.

               o Encourage the Company to, and support an effort to, simplify and conform the structure of the board of directors to reflect any and all changes made to the Company's capital structure.

               o Encourage the Company to enter into a business relationship with us, which would involve the combination of both parties' management and revenue from long-term management agreements, and the achievement of operating synergies and efficiencies by combining the overhead structures of both entities and eliminating duplication of effort. Any business relationship between Shaner Hotel Group [Reporting Person] and Interstate Hotels [Issuer] would be an arms-length transaction, negotiated carefully by each of these separate entities which will each have able and independent counsel, and approved by disinterested members of the board of directors of the Interstate Hotels. In proposing a combination of both entities' managements, we would suggest that Lance T. Shaner serve as chief executive officer of both companies and that J.B. Griffin serve as chief financial officer of both. In that case, the reasonable employment agreements of the present chief executive officer and chief financial officer of Interstate Hotels would be honored. The backgrounds, experience, and qualifications of Mr. Shaner and Mr. Griffin are set forth on page 24 and in
                    Schedule I to this Offer. The proposed combination of the long-term management agreements of both companies would be based upon an independent appraisal of those agreements by an appraiser mutually acceptable to both companies.

This description of the Reporting Person's long-term plans for the Issuer also appears in the Reporting Person's preliminary proxy materials.

         Free copies of (1) the Reporting Person's tender offer to purchase, letter of transmittal, and related documents, (2) the Reporting Person's preliminary proxy materials, (3) the Reporting Person's definitive proxy materials, if and when they may become available, and (4) other documents filed by the Issuer with the Securities and Exchange Commission, are all available at the Commission's website at www.sec.gov. Free copies of (1) the Reporting Person's tender offer materials, and (2) the Reporting Person's




                               Page 6 of 10 Pages
definitive proxy materials, if and when they may become available, may also be obtained by directing a request to the Reporting Person Limited Partnership, 1965 Waddle Road, State College, Pennsylvania 16803, telephone number 814.234.4460.

         Should it terminate the tender offer in the future, the Reporting Person reserves the right to form a group for the purpose of acquiring additional shares of the Issuer's Class A Common Stock, other shares of the Issuer's capital stock, or control of the Issuer. Should it terminate the tender offer, the Reporting Person also reserves the right in the future to make additional purchases of shares of the Issuer's Class A Common Stock, or of other shares of the Issuer's capital stock, in the open market or in private transactions, and in the future to assess whether it is desirable or possible for the Reporting Person to acquire sufficient additional shares of Class A Common Stock or other shares of the Issuer's capital stock in order for it to have control of the Issuer or to otherwise influence the management and policies of the Issuer.

ITEM 5.  INTEREST IN SECURITIES OF THE ISSUER

         (a) The Reporting Person beneficially owns 327,500 shares of Class A Common Stock, which represent approximately 5.97% of the outstanding shares of Class A Common Stock, assuming that 5,487,885 shares of Class A Common Stock were outstanding as of the date of this filing, based upon information set forth in the Issuer's Annual Report on Form 10-K/A for the fiscal year ended December 31, 2001, filed with the Securities and Exchange Commission on April 19, 2002. Lance T. Shaner, whose relationships to the Reporting Person and its General Partner are described in Item 2 of this Schedule 13D/A, beneficially owns himself 6,000 shares of Class A Common Stock, which represent approximately 0.11% of the outstanding shares of that Class based upon the above assumption.

         (b) In its capacity as the general partner of the Reporting Person, the General Partner exercises the voting and dispositive power with respect to the shares of Class A Common Stock owned by the Reporting Person. That voting and dispositive power is exercised in accordance with the terms of the limited partnership agreement governing the Reporting Person. The board of directors of the General Partner determine how to vote the Class A Common Stock and whether to dispose of it. Lance T. Shaner exercises the voting and dispositive power with respect to the shares of Class A Common Stock owned by him.

         (c) No transactions were effected by the Reporting Person or by Lance T. Shaner in the shares of Class A Common Stock of the Issuer within the past 60 days. Since the original Schedule 13D dated January 4, 2002, which this Amendment No. 1 amends, supplements, and restates, the following three transactions were effected by the Reporting Person in those shares. Since that date, no transactions were effected by Lance T. Shaner in those shares. On January 14, 2002, the Reporting Person purchased 2,700 shares of Class A Common Stock at a price per share of $1.49, and 3,300 shares at $1.50 per share, in market transactions. On January 15, 2002, the Reporting Person purchased 1,500 shares of Class A




                               Page 7 of 10 Pages

                  Common Stock at a price per share of $1.50 in a market transaction.

         (d)      None.

         (e)      Not applicable.

ITEM 6. CONTRACTS, ARRANGEMENTS, UNDERSTANDINGS OR RELATIONSHIPS WITH RESPECT TO SECURITIES OF THE ISSUER

         To the best knowledge of the undersigned, there are no contracts, arrangements, understandings, or relationships (legal or otherwise) among the persons named in Item 2 and between such persons and any persons with respect to any securities of the Issuer, including, but not limited to, transfer or voting of any of the securities, finders' fees, joint ventures, loan or option agreements, puts or calls, guarantees of profits, division of profits or loss, or the giving or withholding of proxies, except as set forth in the next sentence. Although there are no formal or written contracts, arrangements, or understandings between them, the Reporting Person and Lance T. Shaner will most likely each vote its or his shares of Class A Common Stock of the Issuer in the same manner on any matter which comes to a vote at any annual or special meeting of shareholders of the Issuer.

ITEM 7.  MATERIAL TO BE FILED AS EXHIBITS

         (1) Schedule TO-T/A dated April 22, 2002, filed by the Reporting Person Limited Partnership (incorporated by reference to Shaner Hotel Group's Amendment No. 2 to its Schedule TO-T filed on April 23, 2002).

         (2) Schedule PREC14A dated April 23, 2002, filed by the Reporting Person Limited Partnership (incorporated by reference to Shaner Hotel Group's Preliminary Proxy Statement on Schedule 14A filed on April 24, 2002).




            [The remainder of this page is intentionally left blank.]




                               Page 8 of 10 Pages

                                   SIGNATURES


                  After reasonable inquiry and to the best of its knowledge and belief, the undersigned certifies that the information set forth in this Statement is true, complete and correct.

Dated:  May 1, 2002


                                 SHANER HOTEL GROUP LIMITED PARTNERSHIP

                                 By: SHANER OPERATING CORP., Its General Partner



                                 By: /s/ Lance T. Shaner
                                     __________________________________________
                                     Lance T. Shaner, Chairman of the Board and
                                     Vice President





                               Page 9 of 10 Pages

                                  EXHIBIT INDEX


Exhibit No.
-----------
(1)      Schedule TO-T/A dated April 22, 2002, filed by the Reporting Person
         Limited Partnership (incorporated by reference to Shaner Hotel Group's
         Amendment No. 2 to its Schedule TO-T filed on April 23, 2002).

(2)      Schedule PREC14A dated April 23, 2002, filed by the Reporting Person
         Limited Partnership (incorporated by reference to Shaner Hotel Group's
         Preliminary Proxy Statement on Schedule 14A filed on April 24, 2002).


                            STATEMENT OF DIFFERENCES
                           -------------------------

The section symbol shall be expressed as..........................    'SS'






                              Page 10 of 10 Pages